Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On June 29, 2021, Marijuana Company of America, Inc (“MCOA”, or the “Company”), cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro, Inc., a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The unaudited pro forma consolidated financial information is presented to illustrate the estimated effects of the merger between cDistro and the Company based on the historical financial position and results of operations of cDistro and the Company. It is presented as follows:

●	The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2021 was prepared based on (i) the historical unaudited consolidated statement of operations of MCOA for the six months ended June 30, 2021 and (ii) the historical unaudited statement of operations of cDistro for the six months ended June 30, 2021.

●	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 was prepared based on (i) the historical audited consolidated statement of operations of MCOA for the year ended December 31, 2020 and (ii) the historical audited statement of operations of cDistro for the year ended December 31, 2020.

The unaudited consolidated balance sheet of MCOA as of June 30, 2021 included the impact of the Merger, due to the closing date of the transaction occurring on June 29, 2021. As such, no pro forma combined balance sheet is included in this Form 8-K/A.

The Merger will be accounted for as a business acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). The unaudited pro forma consolidated financial information set forth below primarily gives effect to the following:

●	the consummation of the merger;

●	the application of the acquisition method of accounting in connection with the merger.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated statements of operations data for the six months ended June 30, 2021 and the year ended December 31, 2020 gives effect to the Merger as if it had occurred on January 1, 2020.

The unaudited pro forma consolidated financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma consolidated financial information to give effect to unaudited pro forma events that are directly attributable to the Merger, factually supportable and, with respect to the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma consolidated statement of operations does not include any pro forma adjustments to reflect certain expected financial benefits of the Merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction-related costs.

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The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting under existing GAAP, which is subject to change. The Company will be deemed the accounting acquirer in the Merger for accounting purposes and cDistro will be treated as the acquiree, based on a number of factors considered at the time of preparation, including control over the post-merger company as evidenced by the composition of executive management and the board of directors as well as the relative equity ownership after the closing of the Merger. The application of acquisition accounting of cDistro is dependent upon the working capital positions at the closing of the Merger, is dependent on other factors such as the share price of cDistro, and is dependent on certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Merger. The assets and liabilities of MCOA and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that MCOA and cDistro believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma consolidated financial information has been compiled in a manner consistent with the accounting policies adopted by MCOA. Upon completion of the Merger, the combined company will perform a detailed review of cDistro’s accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Transactions between MCOA and cDistro during the periods presented in the unaudited pro forma consolidated financial information were not significant.

This unaudited pro forma consolidated financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of MCOA and cDistro:

●	Separate historical unaudited consolidated financial statements of cDistro as of and for the six months ended June 30, 2021; and

●	Separate historical audited consolidated financial statements of cDistro as of and for the year ended December 31, 2020; and

●	Separate historical unaudited consolidated financial statements of MCOA as of and for the six months ended June 30, 2021 and the related notes included in MCOA’s Quarterly Report on Form 10-Q filed on August 20, 2021; and

●	Separate historical audited consolidated financial statements of MCOA as of and for the year ended December 30, 2020 and the related notes included in MCOA’s Annual Report on Form 10-K filed on April 14, 2021.

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UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Historical for the six months ended June 30, 2021	cDistro		Pro Forma Combined
	MCOA	Adjustments		June 30, 2021

Revenues
Sales	$51,810	$392,429	(1)	$444,239
Gross revenues	51,810	392,429		444,239

Cost of revenues	28,481	284,126	(1)	312,607
Gross profit	23,329	108,303		131,632

Operating Expenses
Depreciation	2,653	—		2,653
Selling and marketing	262,761	—		262,761
Payroll and related	270,402	—		270,402
Stock-based compensation	158,900	—		158,900
General and administrative	1,137,652	192,900	(1)	1,330,552
Total operating expenses	1,832,368	192,900		2,025,268

Operating Income/(Loss)	(1,809,039)	(84,597)		(1,893,636)

Other Income/(Expense)
Interest expense, net	(1,992,745)	—		(1,992,745)
Income (loss) on equity investment	(394,194)	—		(394,194)
Loss on change in fair value of derivative liabilities	(1,629,289)	—		(1,629,289)
Unrealized Gain (loss) on trading securities	504,137	—		504,137
(Loss) Gain on settlement of debt	(164,977)	—		(164,977)
Total other income/(expense)	(3,677,068)	—		(3,677,068)

Net Income/(Loss)	$(5,486,107)	$(84,597)		$(5,570,704)

Loss per common share, basic and diluted	$(0.00)			$(0.00)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	4,465,632,479	265,164,070		4,730,796,549

See accompanying notes to the unaudited pro forma consolidated financial information.

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UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical for the year ended December 31, 2020	cDistro		Pro Forma Combined December 31,
	MCOA	Adjustments		2020

Revenues
Sales	$267,584	$84,158	(2)	$351,742
Related party sales	13,069	—		13,069
Gross revenues	280,653	84,158		364,811

Cost of revenues	159,304	228,558	(2)	387,862
Gross profit	121,349	(144,400)		(23,051)

Operating Expenses
Depreciation	5,933	—		5,933
Selling and marketing	420,511	—		420,511
Payroll and related	411,954	—		411,954
Stock-based compensation	3,014,888	—		3,014,888
General and administrative	1,122,954	55,651	(2)	1,178,605
Total operating expenses	4,976,240	55,651		5,031,891

Operating Income/(Loss)	(4,854,891)	(200,051)		(5,054,942)

Other Income/(Expense)
Interest expense, net	(2,999,291)	(1,292	) (2)	(3,000,583)
Other expense	—	(23,735	) (2)	(23,735)
Impairment loss on joint ventures	(22,658)	—		(22,658)
Income (loss) on equity investment	106,305	—		106,305
Loss on change in fair value of derivative liabilities	(4,698,072)	—		(4,698,072)
Unrealized Gain (loss) on trading securities	248,204	—		248,204
Realized loss on trading securities	(2,603)	—		(2,603)
(Loss) Gain on settlement of debt	77,624	—		77,624
Total other income/(expense)	(7,290,491)	(25,027)		(7,315,518)

Net Income/(Loss)	$(12,145,382)	$(225,078)		$(12,370,460)

Loss per common share, basic and diluted	$(0.01)			$(0.01)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	962,029,388	265,164,070		1,227,193,458

See accompanying notes to the unaudited pro forma consolidated financial information.

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Description of the Merger

On June 29, 2021, the Company, cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro, Inc., a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Contingent Consideration - Earnout Agreement

In connection with the Merger, the Company and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter during the 12 months following the Merger, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for the Earnout Agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a leak out agreement with the Company pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

2. Basis of Presentation

The unaudited pro forma consolidated financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted in the accompanying unaudited pro forma consolidated financial information to give effect to unaudited pro forma events that are:

●	directly attributable to the Merger;

●	factually supportable; and

●	with respect to the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the results of operations of the combined company.

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

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Fair value estimates were determined based on preliminary discussions between the Company and cDistro management, and a preliminary valuation of cDistro’s assets and liabilities using June 29, 2021 as the measurement date. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma consolidated financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the Merger. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of cDistro at the effective time of the Merger.

For pro forma purposes, the valuation of consideration transferred is based on, among other things, the number of common shares issued and to be issued on a contingent basis and price per share as of June 29, 2021. This is used for pro forma purposes only. The consideration transferred will ultimately be based on the number of common shares issued and price per share as of immediately prior to the effective time of the merger, which could materially change from the assumptions included in this pro forma financial information.

The unaudited pro forma consolidated statement of operations data gives effect to the Merger as if it had occurred on January 1, 2020.

The unaudited pro forma consolidated financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma consolidated financial information has not been adjusted to give effect to certain expected financial benefits of the Merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma consolidated financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the Merger are not included in the unaudited pro forma consolidated statement of operations.

3. Accounting Policies

The unaudited pro forma consolidated financial information has been compiled in a manner consistent with the accounting policies of the Company. Following the Merger, the combined company will conduct a review of accounting policies of cDistro in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma consolidated financial information.

4. Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma consolidated statement of operations:

1.	Represents the results of operations of cDistro for the period from January 1, 2021 through June 28, 2021. The historical consolidated results of the Company for the six months ended June 30, 2021 included revenue of $342 and general and administrative expenses of $288 for the period following the closing of the Merger on June 29, 2021.

2.	Represents the results of operations of cDistro for year ended December 31, 2020.

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